EXHIBIT 99.2
2007 Webcast Update on: Current Capital Projects Pro Forma EBITDA estimates February 12, 2007 Holly Corporation Capital Projects Webcast

Disclosure Statement Statements made during the course of this presentation that are not historical facts are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward- looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of Holly Corporation, and actual results may differ materially from those discussed during the presentation. Such risks and uncertainties include but are not limited to risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products in Holly's markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to Holly, the effectiveness of Holly's capital investments and marketing and acquisition strategies, the possibility of terrorist attacks and the consequences of any such attacks, and general economic conditions. Additional information on risks and uncertainties that could affect the business prospects and performance of Holly is provided in the most recent reports of Holly filed with the Securities and Exchange Commission. All forward-looking statements included in this presentation are expressly qualified in their entirety by the foregoing cautionary statements. Holly undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Agenda Current Capital Projects Pro Forma EBITDA Estimates Questions & Answers

Agenda Current Capital Projects Pro Forma EBITDA Estimates Questions & Answers

Current Capital Projects (initial consideration announced April 20, 2006) Feedstock Flexibility & Expansion - Navajo Refinery Feedstock Flexibility & Expansion --Utah Refinery

Feedstock Flexibility & Expansion -- Navajo Refinery :

Project Summary:

- *Overall objective will be completed in two phases timed to match Canadian crude availability in Cushing, OK*
  - *Phase I: Expand crude capacity to approximately 100,000bpd*

    Revamp existing crude unit, new gas oil hydrocracker, new hydrogen plant
  - *Phase II: Ability to capture light/heavy crude differentials: 40,000bpd*

    Revamp second existing crude unit, new solvent de-asphalter

    Requires pipeline access between Cushing, OK and Holly's facilities
- *Significant benefit from tax credits from energy legislation*

	Full Project	***Expansion***	***Heavy-Up***
Projected cost:	***$225***	***$164***	***$61***
Estimated completion:		***4th Qtr 2008***	***2010/2011****
Pro Forma EBITDA ('03-'05 Prices):	***$126***	***$74***	***$52***
Pro Forma EBITDA (2006 Prices):	***$275***	***$139***	***$136***

HOLLY CORPORATION

5

*Timing contingent on pipeline to receive Canadian and other foreign crudes

Feedstock Flexibility & Expansion - Woods Cross Refinery : Project Summary: Expand refinery to 31,000 bpd Install new gas oil hydrocracker, add Black Wax desalter, and expand sulfur recovery capacity Feed stock flexibility to process up to 15mbpd of Black Wax or 10mbpd Black Wax & 5mbpd of heavy Canadian crude Crude P/L infrastructure to be in place by refinery project start up Pre-investment for future expansion & optionality to run more heavy Canadian crude and/or Black Wax crudes Significant benefit from tax credits from energy legislation Projected cost: $100 million Estimated completion: 4th quarter, 2008 Pro Forma EBITDA ('03-'05 Prices): $31 million Pro Forma EBITDA (2006 Prices): $57 million

Project Changes: From initial consideration to HOC Board approval April 2006 February 2007 Navajo Refinery: CAPEX $240MM $225MM Crude rate 100K BPD 100K BPD Light/Heavy Diff. Capture 20K BPD 40K BPD Timing 3rd Q 2008 4th Q 2008 (Phase I) 2010/2011 (Phase II)* Scope: New Crude Unit 30K BPD Rose Unit Revamp Crude Units 20K BPD Rose Unit EBITDA: Pro-forma ('03-'05 prices) $80MM $126MM Pro-forma (2005 prices) $101MM $227MM Pro-forma (2006 prices) $275MM Advantages of scope changes: Reduces cost on revamp vs. new crude unit build Reduces ROSE cost/capacity by better utilizing existing vacuum units Doubles heavy crude processing capabilities by leveraging Holly's high value PG grade asphalt marketing operation Stages projects to control costs and timelines *Timing contingent on pipeline to receive Canadian and other foreign crudes

Project Changes: From initial consideration to HOC Board approval April 2006 February 2007 Woods Cross Refinery: CAPEX $60MM $100MM Crude rate 30K BPD 31K BPD Canadian Crude 20K BPD 5K BPD Black Wax Crude 0K BPD 10K BPD Timing 3rd Q 2008 4th Q 2008 Scope: Gas Oil Hydrotreating Expand SDA & Crude Unit Gas Oil Hydrocracking Black Wax Crude Desalting EBITDA: Pro-forma ('03-'05 prices) $48MM $31MM Pro-forma (2005 prices) $55MM $42MM Pro-forma (2006 prices) $57MM Advantages of scope changes: Allows arbitrage between black wax & heavy Canadian crude to maximize earnings Hydrocracker vs. hydrotreater provides lower cost further expansions & crude flexibility enhancement Hydrocracker vs. hydrotreater improves high value yields

Capital Projects Impact on Pro Forma Annual EBITDA (full year) Major Capital Projects Total Cost '03-'05 Prices '06 Prices NRC feedstock flexibility & expansion: $225 $126 $275 Phase I $164 $74 $139 Phase II $61 $52 $136 WX feedstock flexibility & expansion $100 $31 $57 Total $325 $157 $332 Estimates: (in millions) Pro Forma EBITDA

Capital Expenditures by Year: Major Capital Projects: 2007 2008 2009 NRC feedstock flexibility & expansion 80 100 45 Phase I 75 80 9 Phase II 5 20 36 WX feedstock flexibility & expansion 40 50 10 Sulfur recovery unit at NRC 14 10 --- Small payout projects 20 20 20 Sustaining capital & turnaround 25 35 25 Total 179 215 100 Estimates: (in millions)

Agenda Current Capital Projects Pro Forma EBITDA Estimates Questions & Answers

HOLLY Refining EBITDA - Estimated Additions from Capital Projects 2003 2004 2005 2006 East 112.3 178.1 302 414 Using '03-'05 Avg. Prices: 2008 2009 2010/11* NRC Feedstock Flexibility & Expansion Phase I --- 74 74 Phase II --- --- 52 WX Feedstock Flexibility & Expansion 8 31 31 8 105 157 HOC Historical EBITDA ($mm): Est. EBITDA Additions from Projects ($mm): Using '06 Prices: 2008 2009 2010/11* NRC Feedstock Flexibility & Expansion Phase I --- 139 139 Phase II --- --- 136 WX Feedstock Flexibility & Expansion 14 57 57 14 196 332 *Timing contingent on pipeline to receive Canadian and other foreign crudes

CAPEX Funding: Cash Flow at Various EBITDA Levels -- 2007 EBITDA $200 $300 $400 $500 Estimated Cash Income Tax <34> <69> <105> <141> CAPEX <179> <179> <179> <179> Free Cash Flow <$13> $52 $116 $180 (in millions) Other Key Cash Information: Cash balance at 12/31/06: $256 million Remaining portion of $100 million stock repurchase program: $93 million (at 12/31/06)

CAPEX Funding: Cash Flow at Various EBITDA Levels -- 2008 EBITDA $200 $300 $400 $500 Estimated Cash Income Tax <31> <67> <103> <138> CAPEX <215> <215> <215> <215> Free Cash Flow <$46> $18 $82 $147 (in millions)

CAPEX Funding: Cash Flow at Various EBITDA Levels -- 2009 EBITDA $200 $300 $400 $500 Estimated Cash Income Tax <59> <93> <129> <165> CAPEX <100> <100> <100> <100> Free Cash Flow $41 $107 $171 $235 (in millions)

NRC Refining Margins Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec East 3.9 5.21 7.33 6.46 4.92 5.48 5.79 5.73 5.1 6.64 6.2 2 West 1.67 2.31 4.05 7 7.46 5.67 0.25 2.08 3.77 2.04 1.43 2.66 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 1.16 2.95 0.35 3.71 3.5 1.93 4.45 6.81 13.89 14.33 3.07 4.43 nrc gm 9.4 9.3 19.05 22.23 24.97 23.19 23.43 14.66 10.95 10.49 11.51 15.66 gc 321 4.97 4.88 5.86 7.66 6.86 5.37 5.54 6.57 9.6 7.23 3.7 3.77 budget 05 gc 321 05 nrc gm 5.67 9.59 11.34 17.37 15.9 13.28 10.69 14.82 22.96 23.21 10.9 9.29 Rev bud Bud 06 Red bars represent '01-'05 5-yr. high & low gross margin range. Median of that range is depicted in blue. GC 3-2-1 --maroon line. Actual '06 gross margin is represented with solid line. Dotted line is '05 gross margin actual.

Woods Cross Refining Margins Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec East -1.09 1.21 5.56 4.32 6.98 2.33 2.87 3.93 -0.67 -0.95 4.97 -0.97 West 3.01 1.52 0.19 5.58 3.93 1.93 4.28 2.13 10.38 5.44 2.56 3.15 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 2.78 1.43 4.97 5 2.74 4.39 1.05 2.8 14.65 18.48 0.72 2.37 wx gm 1.01 12.98 14.19 15.99 21.68 21.88 15.86 30.21 20.02 13.06 16.01 17.88 gc 321 4.97 4.88 5.86 7.66 6.86 5.37 5.54 6.57 9.6 7.23 3.7 3.77 budget 05 gc 321 05 wx gm 0 4.35 6.05 15.1 13.85 2.33 8.4 8.12 24.56 23.17 8.45 0 Rev bud 06 Bud Red bars represent '01-'05 5-yr. high & low gross margin range. Median of that range is depicted in blue. GC 3-2-1 --maroon line. Actual '06 gross margin is represented with solid line. Dotted line is '05 gross margin actual.

Agenda Current Capital Projects Pro Forma EBITDA Estimates Questions & Answers

Appendix: Benefits from tax legislation Sulfur credits Definitions

Tax Benefits American Jobs Creation Act of 2004: Created tax incentives for small refiners to produce ULSD Provides immediate deduction of 75% of certain capital costs Provides a tax credit based on ULSD production up to 25% of these costs Energy Policy Act of 2005: Provides an election to expense 50% of refinery capacity expansion costs when assets placed in service Expected benefits to Holly: Base tax rate of 39% will be reduced by est. tax credit of approx.$15 million in 2007

Sulfur Credits Benefit Benefits to Holly: Can use as needed in future years. Can monetize if not used internally. In 2006, Holly sold 99,681 credits totaling approximately $16 million Credit Generation: Compliance with Low Sulfur gasoline for small refiners, including Holly, not required until the end 2010. Holly installed a hydrotreater at the Navajo refinery in 2003, thereby lowering the sulfur content of its gasoline below the '"small refiner standard". Holly elected to produce 95 plus % ULSD and increased it's gasoline sulfur baseline by 20%. Since 2004, Holly has generated sulfur credits that have value. At the end of 2005 Holly had approximately160,000 credits ( one credit equal a million ppm gallons). Holly expects to generate at least 70,000 credits annually through 2010; approximately 88,000 credits generated in 2006

Definitions BPD: the number of barrels per day of crude oil or petroleum products. Catalytic reforming: a refinery process which uses a precious metal (such as platinum) based catalyst to convert low octane naphtha fractionated directly from crude oil to high octane gasoline blendstock and hydrogen. The hydrogen produced from the reforming process is used to desulfurize other refinery oils and is the main source of hydrogen for the refinery. EBITDA1: Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. Pro Forma EBITDA ('03-'05 Prices)1: 2003-2005 actual trailing prices and/or margins applied to expected current and/or future production Gas Oil Hydrocracker: a refinery process which use catalyst at high pressure, temperature and in the presents of hydrogen to convert high boiling point hydrocarbons to light transportation fuels and low sulfur FCC feedstock Hydrodesulfurization: to remove sulfur and nitrogen compounds from oil in the presence of hydrogen and a catalyst at relatively high temperatures. When we use Pro Forma EBITDA in this presentation, we have adjusted EBITDA by applying actual trailing prices and/or margins for the indicated periods to expected current and/or future levels of production for the indicated periods. EBITDA or Pro Forma EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. Our EBITDA measures are not necessarily comparable to similarly titled measures of other companies. EBITDA measures are presented here because EBITDA is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants. Our historical EBITDA is reconciled to net income under "Reconciliations to Amounts Reported under Generally Accepted Accounting Principles" following Item 7A of Part II of our 2005 Report on Form 10-K.

Definitions LSG: gasoline that contains less than 30 PPM of total sulfur. MMSCFD: million standard cubic feet per day PPM: parts-per-million. Refining gross margin or refinery gross margin: the difference between average net sales price and average costs of products per barrel of produced refined products. This does not include the associated depreciation, depletion and amortization costs. Solvent deasphalter / residuum oil supercritical extraction ("ROSE"): a refinery process that uses a light hydrocarbon like propane or butane to extract non asphaltene heavy oils from asphalt or atmospheric reduced crude. These deasphalted oils are then further converted to gasoline and diesel in the FCC process. The remaining asphaltenes are either sold, blended to fuel oil or blended with other asphalt as a hardener. SRU or sulfur recovery unit: a refinery process which converts hydrogen sulfide to elemental sulfur for sale] ULSD or ultra low sulfur diesel: diesel fuel that contains less than 15 PPM of total sulfur.